Exhibit 10.8

Power of Attorney

This Power of Attorney (this “Agreement”) was entered into on August 23, 2019 in Beijing, China by and among:

Party A: Beijing Quhuo Information Technology Co., Ltd., a limited liability company legally incorporated and validly existing under the Laws of China, with registered address at [REDACTED];

Party B:

1.	Lili Sun, a [REDACTED] citizen, with ID number of [REDACTED];

2.	Zhen Ba, a [REDACTED] citizen, with ID number of [REDACTED];

3.	Shuyi Yang, a [REDACTED] citizen, with ID number of [REDACTED];

4.	Tongtong Li, a [REDACTED] citizen, with ID number of [REDACTED];

5.	Ningbo Maiken Investment Management LLP, a limited partnership legally incorporated and validly existing under the Laws of China, with registered address at [REDACTED];

(The parties mentioned in items 1-5 above are hereinafter collectively referred to as “Party B”)

Party C: Beijing Quhuo Technology Co., Ltd., a limited liability company legally incorporated and validly existing under the Laws of China, with registered address at [REDACTED].

“Party A”, “Party B” and “Party C” are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

1.	Party B is the current shareholder of Party C and holds 100% of the equity interest in Party C (“Party C’s Equity”) as of the date of this Agreement;

2.

The Parties hereto have signed the Exclusive Call Option Agreement (the “Exclusive Call Option Agreement”) on August 23, 2019. If, subject to the Laws of China and corresponding conditions, Party A makes a purchase request based on its independent judgment, Party B shall transfer all or part of the equity held by it in Party C to Party A and/or any other entity or individual designated by it;

3.

The Parties hereto have signed the Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”) on August 23, 2019, whereby Party B pledges all the equity held by it in Party C to Party A to provide pledge guarantee for the contractual obligations and secured debts thereunder;

4.

Party A and Party C have signed the Exclusive Business Cooperation Agreement (the “Business Cooperation Agreement”) on August 23, 2019, whereby Party A provides relevant technical services, technical consultation and other services to Party C.

5.

In order to ensure the performance of the Business Cooperation Agreement and the legitimate rights and interests of Party A, Party A, Party B and Party C intend to sign this Agreement on such matters as the delegation of the voting rights of shareholders by Party B to Party A. Party B intends to appoint Party A or its designee(s) to exercise the Proxy Rights (as defined below) enjoyed by it in Party C and Party A intends to accept or designate a person to accept such delegation.

THEREFORE, the Parties reached the following agreement after friendly consultation:

1.	Proxy Rights

1.1

Party B unconditionally and irrevocably undertakes that, after signing this Agreement, it will sign a Letter of Proxy (the “Letter of Proxy”) in the form and with the contents specified in the Appendix I “Letter of Proxy”, to authorize Party A or its designee(s) (collectively “Assignee”) to exercise all the rights enjoyed by Party B as a shareholder of Party C in accordance with the articles of association at that time of Party C and the applicable laws and regulations, and to exercise on Party B’s behalf the rights with respect to all major matters of Party C. Such rights (the “Proxy Rights”) include but are not limited to:

(1)	As the agent of Party B, propose, convene and attend the meeting of the Board of Shareholders of Party C in accordance with the articles of association of Party C;

(2)

Exercise all shareholder’s rights enjoyed by Party B in accordance with the laws of China (including any legislation, laws, regulations, rules, notices, explanations or other binding documents issued by any administrative or judicial authorities of central or local levels before or after the date of this Agreement, the “Laws of China”) and Party C’s articles of association (as amended from time to time), including but not limited to the rights to vote, voting rights, rights to receive dividends, rights to sell or transfer or pledge or disposal of part or all of Party C’s Equity;

(3)

Represent Party B to designate, appoint or replace Party C’s legal representative (Chairman), directors, supervisors, chief executive officer (or manager) and other officers in accordance with the specific provisions of Party C’s articles of association on the manner in which the legal representative is generated; file lawsuits or take other legal actions against Party C’s any director, supervisor or officer when its act damages the interests of Party C or its shareholders, supervisor or officer;

(4)	Sign the documents (including written resolutions and minutes of the shareholders’ meeting) and file the documents at the relevant company registry;

(5)	Exercise voting rights on behalf of Party C’s registered shareholder in the event of bankruptcy, liquidation, dissolution or termination of Party C;

(6)	The right to the distribution of the remaining assets after Party C’s bankruptcy, liquidation, dissolution or termination;

(7)	Decide to submit and register with the government department the relevant documents of Party C; and

(8)

Exercise any shareholder’s rights to deal with Party C’s assets in accordance with the law, including but not limited to the right to manage its asset-related business, the right to receive and use its income, and the right to obtain its assets.

1.2

Without limiting the generality of the rights granted hereunder, Party A shall have the rights and authority hereunder to sign the transfer contract agreed and defined in the Exclusive Call Option Agreement on behalf of Party B (when Party B is required to be a party to such contract), and shall fulfill the terms of the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement to which Party B is a party.

1.3

Party B hereby undertakes and guarantees that Party B’s authorization under Article 1.1 will not cause actual or potential conflicts of interest between Party B and Party A. If there is a potential conflict of interest between Party B and Party C and Party A, Party B will give priority to the protection of and will not harm Party A’s interests. Party B shall not externally sign any documents or make relevant commitments that conflict with the agreements and other legal documents signed with Party C or Party A in the performance thereof; Party B shall not cause any conflict of interest between Party B and Party A by the way of any act or omission. In the event of such a conflict of interest (Party A has the right to unilaterally decide whether such conflict of interest occurs), Party B shall take measures to eliminate it as soon as possible, subject to the consent of Party A. If Party B refuses to take such measures, then Party A has the right to exercise the equity option under the Exclusive Call Option Agreement;

1.4

Party B hereby undertakes that, without the written consent of Party A, Party B shall not in any way directly or indirectly participate in or engage in any business that competes with or may compete with that of Party C and its controlled companies, or provide services to any entity engages in any business that competes with or may compete with that of Party C and its controlled companies or hold any equities or assets of such entity (except it can hold less than 5% equity of such entity), and Party A has the right to decide whether there exists or may exist any of the above circumstances;

1.5

Party B hereby undertakes that, in the event of Party C’s bankruptcy, liquidation, dissolution or termination, all assets (including Party C’s equity) acquired by Party B after Party C’s bankruptcy, liquidation, dissolution or termination will be transferred to Party A free of charge or at the lowest price permitted by Laws of China at that time, or all Party C’s assets including the equity shall be disposed of by the liquidator of the time in the interests of Party A and/or creditors. If Party B receives any consideration from Party A in the transfer of relevant assets, Party B shall refund all such consideration to Party A.

1.6

The Assignee has the right to send to Party B and Party C a written notice to delegate the powers and rights granted under Article 1.1 above to any other person or entity (including but not limited to the Assignee’s senior management) without the consent of Party B or Party C. Upon receipt of the aforementioned written notice from the Assignee and when necessary, Party B shall, in accordance with the request in the written notice from the Assignee, issue a Letter of Proxy to such other person or entity designated by the Assignee and grant such person the corresponding powers and rights. The new Letter of Proxy shall replace the original one as soon as it is made; Party C shall provide such person or entity with all necessary assistance as referred to in this Agreement. In addition, the Assignee has the right to request the cancellation of the authorization granted to the aforesaid person or entity by giving written notice to Party B and Party C, and Party B shall immediately do so in accordance with the written notice and Party C shall immediately cease the provision of any relevant assistance.

1.7	Party B shall confirm, approve and assume corresponding legal liabilities for any legal consequences arising from the exercise of the aforesaid Proxy Rights by the Assignee.

1.8

Any acts performed in relation to the equity of Party C and/or the exercise of the Proxy Rights by the Assignee shall be deemed as Party B’s own acts, and all documents signed by the Assignee shall be deemed to be signed by Party B. The Assignee may perform the aforesaid acts in accordance with his own intentions and is not required to obtain the prior consent of Party B, but the Assignee shall promptly inform Party B after any resolution of Party C or any proposal to convene a temporary shareholders meeting is made. Party B hereby acknowledges and approves such acts and/or documents of the Assignee.

1.9

During the term hereof, Party B agrees and confirms that, without the prior written consent of Party A, it shall not exercise any of its rights in relation to Party C’s Equity that has been delegated to the Assignee hereunder.

2.	Information Rights

2.1

For the purpose of exercising the Proxy Rights hereunder, the Assignee has the right to know all relevant information about Party C’s company operations, business, customers, finances, employees, etc. and to consult the relevant information of Party C, and Party C shall fully cooperate in this regard.

3.	Exercise of the Proxy Rights

3.1

Party B will provide full assistance to the Assignee in exercising the Proxy Rights, including the signing of relevant legal documents in time (including but not limited to the resolutions of the shareholders’ meeting that the Assignee has made, or the Letter of Entrustment that clarifies the scope of the specific authorization (if relevant laws and regulations or articles of association or other normative documents require)) when necessary (for example, to meet the requirements of government departments for approval, registration and filing of documents or the requirements of laws and regulations, normative documents, articles of association or the instructions or orders of other government departments).

3.2

Party B hereby irrevocably agrees that when the Assignee makes a written request related to the exercise of the Proxy Rights, Party B shall, within three (3) days after receiving the written request, take action in accordance with the written request to satisfy the requirements of the Assignee for the exercise of Proxy Rights.

3.3

If, at any time during the term hereof, it is unable to grant or exercise the Proxy Rights hereunder for any reason (other than the breach of contract by Party B or Party C), the Parties shall immediately seek alternatives that are most similar to the provisions that cannot be executed, and sign a supplemental agreement to modify or adjust the provisions of this Agreement when necessary, so as to ensure the achievement of the purpose of this Agreement.

4.	Exemption and Indemnity

4.1

The Parties acknowledge that, under no circumstances should the Assignee be required to assume any responsibility or make any financial or other compensation to the other Parties or any third party for the exercise of the Proxy Rights hereunder.

4.2

Party B and Party C agree to indemnify and hold Party A harmless from all losses suffered or possible to be suffered by Party A due to the exercise of the Proxy Rights by Party A and/or the party designated by Party A, including but not limited to any loss caused by the litigation, recovery, arbitration or claim brought by any third party against Party A or any loss caused by the administrative investigations and punishments by government agencies, except for the loss caused by the Assignee’s intentional or gross negligence.

5.	Representations and Warranties

5.1	Party B hereby represents and warrants that:

(1)

It has full and independent legal status and legal capacity and has obtained the appropriate authorization to sign, deliver and perform this Agreement, and can independently act as a subject of litigation.

(2)

It has full rights and authorization to execute and deliver this Agreement and other documents relating to the transaction as contemplated in this Agreement, and it also has full right and authorization to complete the transaction stipulated in this Agreement. The Agreement is duly and properly signed and delivered by it. The Agreement constitutes a legal, binding obligation of it and may be enforced against it in accordance with the terms of hereof.

(3)

At the time of the entry into force of this Agreement, it is one of Party C’s legal shareholders registered in the register of shareholders through industrial and commercial registration, and there is no third party right in the Proxy Rights, except for those under this Agreement, the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement. In accordance with this Agreement, the Assignee may fully exercise the Proxy Rights in accordance with the Party C’s articles of association valid at that time.

(4)

The execution, delivery and performance of this Agreement and the completion of the transactions hereunder will not violate the Laws of China and will not violate any agreement, contract or other arrangement with any third party that is binding on it.

5.2	Party A and Party C hereby represent and warrant respectively that:

(1)

It is a limited liability company that is properly registered and legally existing in accordance with the laws of its registered place and has independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a subject of litigation.

(2)

It fully has the internal corporate rights and authorization to execute and deliver this Agreement and other documents relating to the transaction as contemplated hereunder, and it also has full right and authorization to complete the transaction stipulated herein.

5.3	Party C further represents and warrants that:

(1)

At the time of the entry into force of this Agreement, Party B is one of Party C’s legal shareholders registered in the register of shareholders through industrial and commercial registration. There is no third party right in the Proxy Rights, except for those hereunder, the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement. In accordance with this Agreement, the Assignee may fully exercise the Proxy Rights in accordance with the Party C’s articles of association valid at that time.

(2)

The execution, delivery and performance of this Agreement and the completion of the transactions hereunder will not violate the Laws of China, or the articles of association, regulations and rules or other organizational documents of any of the parties, and will not violate any agreement, contract or other arrangement with any third party that is binding on it.

6.	Transfer

Party A shall have the right to assign or transfer this Agreement and/or its rights hereunder to any other person or entity at its own discretion without sending prior notice to, or obtaining prior consent from, Party B or Party C.

7.	Term

7.1

Subject to the fact that Party B or its successor or the transferee of Party C’s equity at that time is the shareholder of Party C, this Agreement shall come into force and irrevocably remain valid from the date of execution unless Party A otherwise instructs to the contrary in writing or early terminates this Agreement in accordance with Article 7.2 or Article 8 hereof. Once Party A notifies Party B in writing to terminate this Agreement in whole or in part, or to change the Assignee, Party B will immediately withdraw the delegation and authorization made to Party A and the Assignee hereunder, and, follow Party A’s written instructions to immediately sign a letter of proxy in the form specified in the Appendix I, to make the authorization and delegation to the other person or subject designated by Party A with the content the same as that of this Agreement. The original agreement will be terminated automatically after the entry into force of the agreement.

7.2

Once it is permitted by the Laws of China that Party A, or its overseas parent company, or its subsidiary directly or indirectly controlled by it to directly hold the equity of Party C and legally engage in the business of Party C, this Agreement shall automatically terminate on the day when Party A is formally registered as the sole shareholder of Party C.

8.	Liability for Breach

8.1

The Parties agree and acknowledge that any Party (the “Breaching Party”)’s breach of any agreement made hereunder or failure or delay in fulfilling any of its obligations hereunder shall constitute a breach of contract (the “Breach”), and any of the non-breaching parties (the “Non-breaching Parties”) shall have the right to require the Breaching Party to cure the Breach or take remedial measures within a reasonable period of time. If the Breaching Party fails to cure the Breach or take remedial measures within a reasonable period of time or within ten (10) days after the other Party’s notice in writing and request to remedy, then

(1)	if Party B or Party C is the Breaching Party, any of the Non-breaching Parties is entitled to unilaterally terminate this Agreement immediately and demand damages from the Breaching Party.

(2)

if Party A is the Breaching Party, any of the Non-breaching Parties shall exempt Party A’ liability of for damages. Unless otherwise stipulated by the Laws of China, the Non-breaching Party is not entitled to unilaterally terminate or rescind this Agreement in any case.

8.2	Notwithstanding other provisions of this Agreement, the validity of this Article 8 shall survive the termination of this Agreement.

9.	Confidentiality

The Parties agree that, this Agreement, its contents and any oral or written information exchanged in connection with this Agreement shall be confidential information. Party B and Party C shall keep all such information and shall not disclose any relevant information to any third party without the written consent of Party A, except for: (a) such information known to the public (but not disclosed by any of the receiving Parties); (b) information required by applicable law or any rules or requirements of the stock exchange; or (c) the information that Party B and Party C needs to disclose to its legal or financial consultants in connection with the transactions hereunder, and such legal or financial consultants shall also be subject to the duty of confidentiality similar to the obligations in this Article. The disclosure of any confidential information by any personnel or institutions employed by Party B and Party C shall be deemed as the disclosure of such confidential information by Party B and Party C, and Party B and Party C shall bear legal liability for the breach. This Article shall survive after the termination hereof for any reason.

10.	Governing Law and Dispute Settlement

10.1	The execution, validity, interpretation, performance, amendment and termination hereof or hereto, and disputes settlement hereunder shall be governed by the Laws of China.

10.2

In case of any dispute arising from the interpretation and performance hereof, the Parties shall first settle the dispute through negotiation in good faith. If the Parties fail to reach an agreement on the settlement of such dispute within thirty (30) days after the request of any Party through negotiation, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the applicable arbitration rules at that time. The arbitration shall be conducted in Beijing and the language of arbitration shall be Chinese. After the arbitral award takes effect, any Party shall have the right to apply to the court with jurisdiction for the enforcement of it. The arbitration award shall be final and binding upon the Parties. The arbitral tribunal may decide the compensation by the equity interests, assets or property interests of Party C for the losses caused to Party A due to the breach of contract by any other Party hereto, or order the compulsory relief or bankruptcy of Party C in respect of the relevant business or compulsory transfer of assets. When necessary, the arbitration institution is entitled to immediately stop the breach of contract by the Breaching Party before making the final award on the disputes between the Parties, or decide that the Breaching Party not conduct any action that may cause further losses of Party A.

10.3

In the event of any dispute arising from the interpretation, modification, supplement or performance hereof or hereto, or any dispute being arbitrated, except for the matters in dispute, the Parties hereto shall continue to exercise their respective rights and perform their respective obligations hereunder.

10.4

If, at any time after the date hereof, any laws, regulations and rules of China is enacted or changed, or any of their interpretation or application is changed, the following provisions shall apply: to the extent permitted by the Laws of China, (a) if the changed law or enacted provision is more favorable to any Party than the relevant laws, regulations, decrees or provisions in force on the date hereof (and the other Parties is not adversely affected), all Parties shall promptly apply for and make their best efforts to obtain the benefits arising from such changes or new regulations; or (b) if the changed law or enacted provision has adversely affected the rights and interests of any Party, whether directly or indirectly, this Agreement shall continue to be executed in accordance with the original terms. The Parties shall adopt all lawful means to obtain exemptions from compliance with such changes or provisions. If the adverse effect on the economic interests of any party cannot be solved in accordance with the provisions hereof, after any of the Affected Party notifies the other Parties, all Parties shall consult and make all necessary modifications hereto in a timely manner to maintain the economic interests of the Affected Party hereunder.

11.	Notice

11.1

All notices and other communications required or permitted hereunder shall be delivered by hand or by prepaid registered mail, commercial express service or fax to the address and fax number of such Party as set forth in Appendix II hereto. Each notice shall be accompanied by a confirmation sent by e-mail. Under the following circumstances the notice is deemed to be validly served:

(1)	If the notice is given by hand delivery, courier service or prepaid registered mail, it shall be deemed to have been served on the date of receipt or rejection at the designated addressee.

(2)	If the notice is given by fax, it shall be deemed to have been served on the date of successful transmission (as evidenced by the automatically generated transmission confirmation).

11.2	Any Party may change the address of receiver, fax and/or email address at any time by giving notice to the other Parties in accordance with this Article.

12.	Amendment, Modification, Supplement and Counterpart

12.1

Any amendment, modification and supplement hereto shall be made in writing and shall enter into force upon signature or seal by the Parties and the completion of the government registration procedure, if applicable.

12.2	This Agreement shall be binding upon the successors and the permitted transferees of each Party.

12.3

This Agreement (except for any of its amendment, supplement or modification made in writing after the date hereof) shall constitute an entire agreement between the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written negotiations, representations and contracts with respect to the subject matter hereof.

12.4

Party A may, at its discretion, unilaterally and unconditionally terminate this Agreement by giving a written notice to Party B and Party C at any time without any liability, but Party B and Party C shall have no right to terminate this Agreement unilaterally.

12.5

If relevant stock exchange or other regulatory authority with jurisdiction proposes any amendment hereto, or relevant stock exchange listing rules or other relevant provisions require the amendment hereto, the Parties shall amend this Agreement accordingly.

12.6	This Agreement is made in nine (9) copies, with Party A and Party C each holding two (2) of them and each Party B holding one (1) of them which shall have the same legal effect.

(The remainder of this page is intentionally left blank)

(This is the signature page of the Power of Attorney only.)

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Parties on the date and at the place first written above.

Party A: Beijing Quhuo Information Technology Co., Ltd. (Seal)

Signature: /s/ Yiyang Yu

Name: Yiyang Yu

Title: Legal Representative

(This is the signature page of the Power of Attorney only.)

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Parties on the date and at the place first written above.

Party B1: Lili Sun

Signature: /s/ Lili Sun

(This is the signature page of the Power of Attorney only.)

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Parties on the date and at the place first written above.

Party B2: Zhen Ba

Signature: /s/ Zhen Ba

(This is the signature page of the Power of Attorney only.)

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Parties on the date and at the place first written above.

Party B3: Shuyi Yang

Signature: /s/ Shuyi Yang

(This is the signature page of the Power of Attorney only.)

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Parties on the date and at the place first written above.

Party B4: Tongtong Li

Signature: /s/ Tongtong Li

(This is the signature page of the Power of Attorney only.)

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Parties on the date and at the place first written above.

Party B5: Ningbo Maiken Investment Management LLP (Seal)

Signature: /s/ Shuyi Yang

Name: Shuyi Yang

Title: Designated Representative of the General Partner

(This is the signature page of the Power of Attorney only.)

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Parties on the date and at the place first written above.

Party C: Beijing Quhuo Technology Co., Ltd. (Seal)

Signature: /s/ Leslie Yu

Name: YU Leslie

Title: Legal Representative

Appendix I    Letter of Proxy

Date: August 23, 2019

[Shareholder name] (“Shareholder”) is the registered owner of [proportion] equity interest in Beijing Quhuo Technology Co., Ltd. (the “Company”). The Shareholder hereby irrevocably authorizes Beijing Quhuo Information Technology Co., Ltd. (the “Assignee”) and its designated representative to exercise the Proxy Right as mentioned and defined in the Power of Attorney (the “Agreement”) signed by the Shareholder, the Company and the Assignee on August 23, 2019. Unless this Letter of Proxy is revoked in accordance with the terms of the Agreement, the validity of this Letter of Proxy shall continue until the expiration or early termination of the Agreement.

This Letter of Proxy shall enter into force concurrently with the Agreement and shall not be revoked.

[Shareholder] (Seal)

Signature:
Name: Title:

Appendix II

For the purpose of notification, the contact information of the Parties is as follows:

Party A: Beijing Quhuo Information Technology

Address: [REDACTED]

Tel: [REDACTED]

Party B1: Lili Sun

Address: [REDACTED]

Tel: [REDACTED]

Party B2: Zhen Ba

Address: [REDACTED]

Tel: [REDACTED]

Party B3: Shuyi Yang

Address: [REDACTED]

Tel: [REDACTED]

Party B4: Tongtong Li

Address: [REDACTED]

Tel: [REDACTED]

Party B5: Ningbo Maiken Investment Management LLP

Address: [REDACTED]

Tel: [REDACTED]

Party C: Beijing Quhuo Technology Co., Ltd.

Address: [REDACTED]

Tel: [REDACTED]